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                                                        EXHIBIT 21


SUBSIDIARIES OF REGISTRANT


                                          Jurisdiction of Organization
Name of Subsidiary                              or Incorporation
------------------                        ----------------------------
Key Plastics International L.L.C                     Michigan

Key Plastics Automotive L.L.C                        Michigan

Key Plastics Technology, L.L.C                        Michigan

Key Plastics de Mexico S. del. C.V.                   Mexico

Materias Plasticas, S. A.                            Portugal

Key Plastics, U.K.                                United Kingdom

Clearplas, Ltd.                                   United Kingdom
